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                                                        Exhibit 23.2

                           Independent Auditors' Consent


The Board of Directors
PBOC Holdings, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Risk Factors--Availability of Net Operating Loss Carryovers," "Agreement With Respect to Potential Goodwill Lawsuit Recovery -- The Goodwill Agreement -- Tax Consequences," "Taxation," and "Experts" in the registration statement.

                                       /s/ KPMG Peat Marwick LLP

Los Angeles, California
May 12, 1998